UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(707) 639-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In May 2012, Willis J. Johnson, chairman of our board of directors, filed a notification on Form 144 with the Securities and Exchange Commission, disclosing an intent to sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. From May 31, 2012 through June 14, 2012, Mr. Johnson sold an aggregate of 1,203,821 shares of our common stock pursuant to Rule 144.

On June 28, 2012, we entered into an agreement with Mr. Johnson to acquire an aggregate of 2,800,000 shares of our common stock at a purchase price per share of $23.22, the closing price of our common stock in trading on the Nasdaq market on June 28, 2012. The aggregate purchase price for the shares repurchased will be $65,016,000. The purchase will be made pursuant to our previously disclosed stock repurchase program. The terms of the repurchase were pre-approved by our audit committee and an internal committee of directors authorized to approve repurchases under our stock repurchase program.

Mr. Johnson has advised Copart that, as a result of the repurchase, sales pursuant to the existing Form 144 notification will be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2012	COPART, INC.
	By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel
and Secretary